Exhibit 3.1

OFFICE OF THE SECRETARY OF STATE

JESSE WHITE • Secretary of State

OCTOBER 4, 2007	5636-672-5
CES, INC.
RE GEOVAX LABS, INC.
DEAR SIR OR MADAM:
ENCLOSED YOU WILL FIND THE ARTICLES OF AMENDMENT FOR THE ABOVE NAMED CORPORATION.
FEES IN THIS CONNECTION HAVE BEEN RECEIVED AND CREDITED.
THE ENCLOSED DOCUMENT MUST BE RECORDED IN THE OFFICE OF THE RECORDER OF THE COUNTY IN WHICH THE REGISTERED OFFICE OF THE CORPORATION IS LOCATED.
SINCERELY YOURS,

JESSE WHITE
SECRETARY OF STATE
DEPARTMENT OF BUSINESS SERVICES
CORPORATION DIVISION
TELEPHONE (217) 782-6961
JW:CD
Springfield, Illinois 62756

FORM BCA 10.30 (ILLEGIBLE Dec. 2003)
ARTICLES OF AMENDMENT
Business Corporation Act
Secretary of State
Department of Business Services
Springfield, IL 62756
217-782-1832
www.[ILLEGIBLE]
Remit payment in the form of a
check or money order payable
to Secretary of State.

                                                                             File [ILLEGIBLE] 5636-6725 Filing Fee: $50 Approved: [ILLEGIBLE] Submit in duplicate                      Type or Print clearly in black ink                       Do not write above this line
1.	Corporate Name (See Note 1 on page 4.): GeoVax Labs, Inc.

2.	Manner of Adoption of Amendment:

	The following amendment to the Articles of Incorporation was adopted on	September 28	,	2007

	In the manner indicated below:	Month & Day		Year
     Mark on “X” in one box only,
☐	By a majority of the Incorporators, provided no directors were named in the Articles of Incorporation and no directors have been elected. (See Note 2 on page 4.)

☐	By a majority of the board of directors, in accordance with Section 10.10, the Corporation having issued no shares as of the time of adoption of this amendment (See Note 2 on page 4.)

☐	By a majority of the board of directors, in accordance with Section 10.16, shares having been issued but shareholder action not being required for the adoption of the amendment. (See Note 3 on page 4.)

☑	By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the Articles of Incorporation were voted in favor of the amendment. (See Note 4 on page 4.)

☐	By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the Articles of Incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10. (See Notes 4 and 5 on page 4.)

☐	By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment. (See Note 5 on page 4.)
3.	Text of Amendment;
a.	When amendment effects a name change, insert the New Corporate Name below. Use page 2 for all other amendments.

Article 1: Name of the Corporation:

New Name
(All changes other than name include on page 2.)

Printed by authority of the State of Illinois April 2006 — 10K — C 173 14

Text of Amendment
b. If amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirely.
For more space, attach additional sheets of this size.
The text of the first paragraph of Article IV the Articles of Incorporation is amended to read in its entirety as follows;
“The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 910,000,000 shares, which are divided into two classes consisting of: (a) 900,000,000 shares of Common Stock, par value $0,001 per share, and (b) 10,000,000 shares of Preferred Stock, par value $0.01 per share.”

4.	The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows (if not applicable, insert “No change”):
     No change
5. a.	The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital is as follows (if not applicable, insert “No change”):
(Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts.)
     No change
b.	The amount of paid-in capital as changed by this amendment is as follows (if not applicable, insert “No change”):
(Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts.) (See Note 6 on page 4.)

	Before Amendment	After Amendment

Paid-in Capital;	$	$ No change
Complete either item 6 or item 7 below. All signatures must be in BLACK-INK.
6.	The undersigned Corporation has caused this statement to be signed by a duly authorized officer who affirms, under penalties of perjury, that the lacts stated herein are true and correct.

Dated	October 3	,	2007	GeoVax Labs, Inc.
	Month & Day		Year	Exact Name of Corporation

	/s/ ILLEGIBLE

	Any Authorized Officer’s Signature

	Donald Hildebrand, CEO

	Name and Title (type or print)
7.	If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.

OR

If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, a majority of the directors, or such directors as may be designated by the board, must sign below, and type or print name and title.

The undersigned affirms, under penalties of perjury, that the facts stated herein are true and correct.

Dated		,
	Month & Day		Year